UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2007
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.43
EXHIBIT 10.44
EXHIBIT 10.45
EXHIBIT 10.46
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement.
Purchase Agreement
On September 10, 2007, Lions Gate Entertainment Corp. (the “Company,” “we” or “our”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Joseph Drake and Margaret Drake as trustees of the Drake Family Trust, dated August 29, 2002 (the “Drake Family Trust”), Nathan Kahane (“Kahane”), Brian Goldsmith (“Goldsmith” and together with the Drake Family Trust and Kahane, the “Sellers”), Mandate Pictures, LLC, a Delaware limited liability company (“Mandate”), Joseph Drake, and Lions Gate Entertainment, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“LGE”), pursuant to which LGE acquired all of the membership interests of Mandate, for an aggregate purchase price of Fifty-Six Million Three Hundred Twenty-Four Thousand Two Hundred Sixty-Seven ($56,324,267) Dollars. The purchase price for the membership interests was allocated based on each Seller’s pro-rata interest in Mandate, payable as follows: (i) Forty-Four Million Three Hundred Twenty-Four Thousand Two Hundred Sixty-Seven ($44,324,267) Dollars in cash; and (ii) Twelve Million Dollars ($12,000,000) in shares of the Company’s common stock, no par value per share (the “Common Stock”), based on certain prices of a share of the Company’s common stock on the New York Stock Exchange over certain periods of time, to be issued and delivered over a period of eighteen (18) months pursuant to certain holdback provisions (the “Holdback Shares”), for an aggregate of 1,282,999 shares. In addition, Lionsgate will assume approximately $6.6 million in debt from Mandate which will be retired immediately. Of the cash portion of the purchase price, One Million Five Hundred Thousand ($1,500,000) Dollars was allocated equally among the Sellers. The Holdback Shares were priced differently for the Drake Family Trust resulting in the shares not being issued based on the Seller’s pro-rata interest in Mandate. The Holdback Shares are subject to offset to satisfy certain indemnification obligations of the Sellers. Also, under certain circumstances, the Sellers are entitled to additional consideration based upon the proceeds of certain films for certain periods following the closing. No additional payments will be made with respect to this additional consideration until a threshold amount has been reached.
The Purchase Agreement was negotiated at arm’s length among representatives of the parties thereto.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 10.43 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
Concurrently with the execution of the Purchase Agreement, the Sellers entered into a registration rights agreement with the Company to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Holdback Shares (the “Registration Rights Agreement”). The Company is to use its reasonable best efforts to keep its shelf registration statement effective for a period ending on the date that is the earliest of such time that: (i) all the Holdback Shares have been disposed of pursuant to the Company’s shelf registration statement; (ii) all the Holdback Shares have been issued and may be sold by the Sellers pursuant to Rule 144(k) of the Securities Act; or (iii) two (2) years from the date that the last of the Holdback Shares is delivered to the Sellers pursuant to the Purchase Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.44 to this Current Report on Form 8-K and is incorporated herein by reference.
Letter Agreement
Concurrently with the execution of the Purchase Agreement, LGE entered into an letter agreement with the Sellers, Mr. Drake and Mandate to provide certain overhead, development, production and pre-production funding for Mandate (the “Letter Agreement”).
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached as Exhibit 10.45 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On September 10, 2007, the Company, through its wholly owned subsidiary, LGE, completed the acquisition of all of the membership interests of Mandate, pursuant to the Purchase Agreement. The nature and amount of consideration involved is set forth in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.
On September 10, 2007, in connection with the Purchase Agreement, the Company agreed to issue an aggregate of 1,282,999 shares of its Common Stock to the Sellers as partial consideration for the acquisition of the membership interests in Mandate. These shares will be issued over a period of eighteen (18) months pursuant to certain holdback provisions and will be issued pursuant to the exemption from registration under the Securities Act that is available for offers and sales to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(2) of the Securities Act. These shares are subject to offset to satisfy certain indemnification obligations of the Sellers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2007, pursuant to the terms of the Purchase Agreement, Joseph Drake entered into an employment agreement with Lions Gate Films, Inc., a wholly-owned subsidiary of the Company, to serve as its Co-Chief Operating Officer and President of the Motion Picture Group for a five (5) year term (the “Employment Agreement”). Mr. Drake’s compensation includes an annual base salary of $850,000, an annual discretionary bonus and annual bonuses (the “EBITDA Bonus”) based on the achievement of certain financial objectives specified in the Employment Agreement.
In addition to salary and bonus compensation, and other benefits set forth in the Employment Agreement, Mr. Drake is entitled to receive: (i) 262,500 restricted share units, of which 105,000 will vest on the second (2nd) anniversary of the Employment Agreement and 157,500 will vest in three (3) substantially equal annual installments commencing upon the third (3rd) anniversary of the Employment Agreement (the “Time-Based RSUs”); (ii) 262,500 restricted share units, of which 105,000 will vest on the second (2nd) anniversary of the Employment Agreement and 157,500 will vest in three (3) substantially equal annual installments commencing upon the third (3rd) anniversary of the Employment Agreement, which vesting will be subject to satisfaction of certain fiscal year performance targets (the “Performance RSUs” and, with the Time-Based RSUs, the “RSUs”); and (iii) options to purchase 500,000 shares of Common Stock at an exercise price equal to the closing price of the Company’s common stock on the grant date, which will vest in five (5) equal annual installments with the first (1st) installment vesting on the first (1st) anniversary of the Employment Agreement. The RSUs are payable upon vesting in shares of Common Stock on a one-for-one basis.
In the event of a termination of Mr. Drake’s employment by the Company “without cause” or by Mr. Drake for “good reason” (as such terms are defined in the Employment Agreement and other than in the context of a “change in control”), Mr. Drake shall be entitled to receive: (i) accrued but unpaid base salary and (ii) (a) a lump sum payment of fifty percent (50%) of each remaining EBITDA Bonus assuming that the target is achieved and (b) a lump-sum payment equal to fifty percent (50%) of the balance of the base salary still owing at the time of termination, but in no event will the payment be less than the greater of either (x) six (6) months’ base salary or (y) the amount Mr. Drake would receive from the Company’s severance policy for non-contract employees in effect at the time of termination. In addition, (i) all outstanding and unvested options that are scheduled to vest on the next vesting date, and fifty percent (50%) of the outstanding and unvested options that are scheduled to vest on the subsequent vesting date, will vest upon such termination, (ii) all outstanding and unvested Performance RSUs that are scheduled to vest on the next vesting date will vest if and to the extent the applicable performance requirements are met, and (iii) if the termination of employment occurs during the first year of the term of the Employment Agreement, seventy five percent (75%) of the outstanding and unvested Time-Based RSUs that are scheduled to vest on the next vesting date will vest upon such termination, and if the termination of employment occurs after the first year of the term of the Employment Agreement, all outstanding and unvested Time-Based RSUs that are scheduled to vest on the next vesting date, and fifty percent (50%) of the outstanding and unvested Time-Based RSUs that are scheduled to vest on the subsequent vesting date, will vest upon such termination.
Upon termination for death, Mr. Drake is entitled to receive all accrued but unpaid base salary, a pro rated discretionary bonus for the portion of the year employed, unreimbursed expenses and all options and RSUs will vest upon such termination. Upon termination for disability, Mr. Drake is entitled to receive such compensation and other benefits as generally received by other employees of the Company and all options and RSUs will vest upon such termination.
If, in connection with a “change in control” (as defined in the Employment Agreement), Mr. Drake’s employment is terminated (i) by the Company within six (6) months of the change in control for any reason other than cause or (ii) by Mr. Drake for good reason within six (6) months of the change in control, Mr. Drake will be entitled to receive accrued but unpaid base salary, payment of each EBITDA Bonus, assuming the target is achieved, that would have been earned through the conclusion of the term of the agreement, and a lump-sum payment equal to the greater of two (2) times his annual rate of base salary then in effect or fifty percent (50%) of his base salary at the rate then in effect for the remainder of the term of the Employment Agreement. Additionally, if a change of control occurs during the term of the Employment

Agreement and concludes on or after the first (1st) anniversary of the commencement date of the Employment Agreement, all of Mr. Drake’s RSUs and options, to the extent then outstanding and unvested, will immediately become fully vested.
Mr. Drake has served as the President and a member of Mandate since April 2001.
There are no familial relationships between Mr. Drake and any of the officers and directors of the Company. Except as disclosed herein, Mr. Drake was not selected as an officer pursuant to any arrangement or understanding between Mr. Drake or any other person.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.46 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure
A copy of the press release, dated September 10, 2007, issued by the Company relating to the above-described transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
If required, the Company will file the information required by this Item by amendment to this Current Report on Form 8-K within 75 days after the date of this report.
(b)	Pro Forma Financial Information
If required, the Company will file the information required by this Item by amendment to this Current Report on Form 8-K within 75 days after the date of this report.
(d)	Exhibits

Exhibit No.	Description
10.43*	Purchase Agreement by and among the Sellers, Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., Mandate Pictures, LLC and Joseph Drake dated September 10, 2007.

10.44	Registration Rights Agreement by and among the Sellers and Lions Gate Entertainment Corp. dated September 10, 2007.

10.45*	Letter Agreement by and among the Sellers, Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., Mandate Pictures, LLC and Joseph Drake dated September 10, 2007.

10.46	Employment Agreement by and between Lions Gate Films, Inc. and Joe Drake dated September 10, 2007.

99.1	Press Release dated September 10, 2007

*	Confidential treatment has been requested for portions of this exhibit. Portions of this document have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer

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